EXHIBIT 10.3

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Employment Agreement” or “Agreement”), dated this 25th day of January 2007, is by and between Unicorp, Inc., a Nevada corporation, Houston, Texas (the “Company”), and Arthur B.  Ley (the “Executive”) an individual.

WHEREAS, the Executive is willing to enter into an agreement with the Company upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1. Term of Agreement; Termination of Prior Agreement. Subject to the terms and conditions hereof, the term of employment of the Executive under this Employment Agreement shall be for the period commencing on February 1, 2007 (the “Commencement Date”) and terminating on January 31, 2008, unless sooner terminated as provided in accordance with the provisions of Section 5 hereof. (Such term of this agreement is herein sometimes called the “Retained Term”).

2. Employment. As of the Commencement Date, the Company hereby agrees to employ the Executive as Executive Vice President of Exploration and Chief Strategy Officer (“CSO”) of the Company with such duties as assigned from time to time by the Company, and the Executive hereby accepts such employment and agrees to perform his duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth.

3. Duties and Responsibilities.

(a)
Duties. Executive shall perform such duties as are usually performed by a CSO and Executive Vice President of Exploration with such duties as assigned from time to time by the Company of a business similar in size and scope as the Company and such other reasonable additional duties as may be prescribed from time-to-time by the Company’s President and Chief Executive Officer which are reasonable and consistent with the Company’s operations, taking into account Executive’s expertise and job responsibilities. This agreement shall survive any job title or responsibility change. All actions of Executive shall be subject and subordinate to the review and approval of the President and Chief Executive Officer and the board of directors. The President and Chief Executive Officer of the Company shall be the final and exclusive arbiter of all policy decisions relative to the Company’s business (including their subsidiaries).

(b)
Devotion of Time. During the term of this agreement, Executive agrees to devote his exclusive and full-time service during normal business hours to the business and affairs of the Company (including their subsidiaries) to the extent necessary to discharge the responsibilities assigned to Executive and to use reasonable best efforts to perform faithfully and efficiently such responsibilities. During the term of this Agreement it shall not be a violation of this Agreement for Executive to manage personal investments or companies in which personal investments are made so long as such activities do not interfere with the performance of Executive’s responsibilities with the Company and which companies are not in direct competition with the Company.

4. Compensation and Benefits During the Employment Term.

(a)
Salary. Executive will be compensated by the Company at a monthly base salary of $15,000.00, from which shall be deducted income tax withholdings, social security, and other customary Executive deductions in conformity with the Company’s payroll policy in effect.

(b)	Vacation. Executive shall be entitled to three weeks paid vacation each year beginning on the date of this Agreement.

(c)	Other Allowances. The Executive shall be entitled to a $750 monthly car allowance (no mileage reimbursement), a $750 monthly health plan allowance and a $750 monthly home office allowance.

(d)
Option. The Executive shall receive an employee option to purchase 700,000 shares at an exercise price of $ .10 per share. The option shall vest according to the following schedule provided that on any vesting date set forth below, Executive is still employed by the Company at such date:

(i) 50,000 Options will vest 12 months from the date of execution of this Agreement;

(ii) 50,000 Options will vest if Executive brings three (3) new exploration deals (non-self generated) which the Company elects to participate in within 90 days from the date of execution of this Agreement;

(iii)100,000 Options will vest if Executive brings one (1) new exploration deal (self generated) which the Company elects to participate in within 90 days from the date of execution of this Agreement;

(iv) 50,000 Options will vest if Executive brings six (6) new explorations deals (non-self generated) which the Company elects to participate in within six (6) months from the date of execution of this Agreement;

(v) 100,000 Options will vest if Executive brings three (3) new exploration deal (self generated) which the Company elects to participate in within six (6) months from the date of execution of this Agreement;

(vi) 50,000 Options will vest if Executive brings twelve (12) new explorations deals (non-self generated) which the Company elects to participate in within twelve (12) months from the date of execution of this Agreement;

(vii) 100,000 Options will vest if Executive brings five (5) new exploration deal (self generated) which the Company elects to participate in within twelve (12) months from the date of execution of this Agreement;

(viii) 100,000 Options will vest if 40% of the new exploration deals generated by Executive for the twelve (12) month period are economical and completed; and

(ix) 100,000 Options will vest if 60% of the new exploration deals generated by Executive for the twelve (12) month period are economical and completed;

The options shall be evidenced by an option agreement, shall expire in four years, and shall be subject to the terms of the Company’s 2004 Stock Option Plan and such option agreement. Notwithstanding the expiration date, the option (including all vested and unvested options) shall automatically terminate 90 days after the Executive ceases to be employed by the Company, provided that if the Executive is terminated by the Company for Cause, the option (including all vested and unvested options) shall automatically terminate on the date of the Executive’s termination. The parties acknowledge the existence of vesting provisions lasting longer than the Employment Term is not meant to extend the Employment Term, and that such vesting provisions do not require the Company to employ the Executive for any period of time.

(e)
As additional consideration for entering into this Agreement, Executive agrees to restrict the amount of shares of Company common stock that he can sell, including shares previously acquired in the open market, through private transactions, through previous employment agreements, as well as shares acquired pursuant to this Agreement, by concurrently entering into the lock-up, leak-out agreement attached hereto as Exhibit A.

5.  Termination.

(a)	Executive's employment under the Agreement may be terminated under any of the following circumstances:

(i)  Immediately by the Company, upon the death of Executive.

(ii)  By the Executive at any time, upon 14 days written notice.

(iii)  Immediately, upon written notice by the Company for Cause which for purposes of the Agreement shall be defined as (i) Executive's willful and persistent inattention to his reasonable duties which amounts to gross negligence or willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company, (ii) Executive's willful breach of any term or provision of the Agreement which breach shall have remained substantially uncorrected for 15 days with an opportunity to cure following written notice to the Executive; or (iii) the commission by Executive of any act or any failure by Executive to act involving criminal conduct, whether or not directly relating to the business and affairs of the Company.

(b)
Effects of Termination. In the event that the Agreement is terminated pursuant to Section 6(a) or upon expiration of the term of the Agreement, neither the Executive nor the Company shall have any further obligations hereunder except for (a) obligations occurring prior to the date of termination, and (b) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of the Agreement.

(c)
Improper Termination. In the event of the Executive's termination by the Company for any reason other than for Cause or the death of the Executive, Executive shall continue to be paid, as severance pay, an amount equal to his salary at the time of termination until the earlier of: (i) the end of the Employment Term, or (ii) 60 calendar days from the date of the termination. Except for the severance pay the Company shall not have any further obligations hereunder except for (a) obligations occurring prior to the date of termination, and (b) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of the Agreement.

6.  Revealing of Trade Secrets, etc. Executive acknowledges the interest of the Company in maintaining the confidentiality of information related to its business and shall not at any time during the Employment Term or thereafter, directly or indirectly, reveal or cause to be revealed to any person or entity the supplier lists, customer lists or other confidential business information of the Company; provided, however, that the parties acknowledge that it is not the intention of this paragraph to include within its subject matter (a) information not proprietary to the Company, (b) information which is then in the public domain through no fault of Executive, or (c) information required to be disclosed by law.

8. Arbitration. If a dispute should arise regarding this Agreement, all claims, disputes, controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration of a single arbitrator, which is mutually agreed upon, in Houston, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Arbitration shall be initiated by written demand. This Agreement to arbitrate shall be specifically enforceable only in the District Court of Harris County, Texas. A decision of the arbitrator shall be final, conclusive and binding on the Company and the Executive, and judgment may be entered in the District Court of Harris County, Texas, for enforcement and other benefits. On appointment, the arbitrator shall then proceed to decide the arbitration subjects in accordance with the Rules. Any arbitration held in accordance with this paragraph shall be private and confidential. The matters submitted for arbitration, the hearings and proceedings and the arbitration award shall be kept and maintained in strictest confidence by Executive and the Company and shall not be discussed, disclosed or communicated to any persons. On request of any party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrator and any judgment enforcing an award. The prevailing party shall be entitled to recover reasonable and necessary attorneys' fees and costs from the non-prevailing party.

9. Survival. In the event that this Agreement shall be terminated, then notwithstanding such termination, the obligations of Executive pursuant to Section 6 of this Agreement shall survive such termination.

10. Contents of Agreement, Parties in Interest, Assignment, etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder which are of a personal nature shall neither be assigned nor transferred in whole or in part by Executive. This Agreement shall not be amended except by a written instrument duly executed by the parties.

11. Severability; Construction. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally; or five (5) days after dispatch by registered or certified mail, postage prepaid, return receipt requested; or one (1) day after dispatch by overnight courier service; in each case, to the party to whom the same is so given or made:

If to the Company addressed to:

Unicorp, Inc.
5075 Westheimer, Suite 975
Houston, Texas 77056
Attn: Chief Executive Officer

If to Executive addressed to:

Arthur B. Ley
______________________
______________________

or to such other address as the one party shall specify to the other party in writing.

13. Counterparts and Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

14. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, the laws of the State of Texas, without regard to the conflict of laws provisions thereof. Venue of any dispute concerning this Agreement shall be exclusively in Harris County, Texas.

15. Waiver.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Arthur B. Ley        UNICORP, INC.

_/s/ Arthur . Ley____________  _/s/ Kevan Casey________________
Kevan Casey, Chief Executive Officer

EXHIBIT A

LOCK-UP AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is entered into concurrently with, and in consideration for, the parties entering into the employment agreement dated the even date hereof (“Employment Agreement”), as well as other good and valuable consideration, the receipt of which the parties hereby acknowledge, by and between Unicorp, Inc., a Nevada corporation (the “Company”), and Art Ley (“Holder”).

WHEREAS, the parties to restrict Holder’s ability to transfer all shares of Unicorp, Inc. common stock (“Unicorp Common Stock”) that Holder owns as of the date hereof or acquires after the date hereof ( either upon exercise of options pursuant to existing or prior employment agreements or other agreements, or through open market or private transactions); and

WHEREAS, the Holder has agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, or hypothecation of the Unicorp Common Stock, all on the terms set forth below.

NOW, THEREFORE, for consideration of entering into the Employment Agreement and in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
The Holder may not sell, pledge, hypothecate, transfer, assign or in any other manner dispose of any shares of Unicorp, Inc. Common Stock in amounts in excess of 15,000 shares per day for the duration of this Agreement.

2.	The Holder agrees that it will not engage in any short selling of Unicorp Common Stock during the term of this Agreement.

3.
Except as otherwise provided in this Agreement or any other agreements between the parties, the Holder shall be entitled to their respective beneficial rights of ownership of Unicorp Common Stock, including the right to vote the Unicorp Common Stock for any and all purposes.

4.
The Unicorp Common Stock restrictions covered by this Agreement shall be appropriately adjusted should Unicorp undergo a forward split or a reverse split or otherwise reclassify its shares of Unicorp Common Stock and the parties agree that appropriate legends may be placed on the shares of Unicorp Common Stock.

5.
The resale restrictions on the Unicorp Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

6.
Unicorp or each Holder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. Each Holder agrees that in the event of a breach of any of the terms and conditions of this Agreement by any such Holder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction and an order of a court requiring such defaulting Holder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Holder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that Unicorp or the non-defaulting Holder may suffer as a result of any breach or continuation thereof. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

7.	This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended unless both parties agree in writing.

8.
This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts entered into and to be performed wholly within said State; and Unicorp and the Holder agree that any action based upon this Agreement may be brought in the United States and state courts of Harris County, Texas only, and each submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Date :January 25, 2007    Unicorp, Inc.

By: _/s/ Kevan Casey____________________
Kevan Casey, Chief Executive Officer

HOLDER

By: _/s/ Arthur B. Ley_____________

Arthur B. Ley